UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

BIOGEN, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-12042	04-3002117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts 02142

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES
Ex-2.1 Agreement and Plan of Merger
Ex-4.1 Second Agreement and Amendment to Rights
Ex-99.1 Joint Press Release, dated June 23, 2003

Item 5. Other Events.

Merger Agreement

     On June 20, 2003, Biogen, Inc., a Massachusetts corporation (“Biogen”), entered into an Agreement and Plan of Merger, dated as of June 20, 2003, by and among IDEC Pharmaceuticals Corporation, a Delaware corporation (“IDEC”), Bridges Merger Corporation, a Massachusetts corporation and wholly-owned subsidiary of IDEC (“Merger Sub”) and Biogen (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Biogen, with Biogen surviving as a wholly-owned subsidiary of IDEC.

     Upon completion of the merger, each issued and outstanding share of Biogen common stock, par value $.01 per share (“Biogen Common Stock”), will be automatically converted into the right to receive 1.150 (the “Exchange Ratio”) fully paid and nonassessable shares of IDEC common stock, par value $.0005 per share (“IDEC Common Stock”). In addition, upon completion of the merger, IDEC will assume all options then outstanding under Biogen’s existing stock plans, each of which will be exercisable for a number of shares of IDEC Common Stock, at an exercise price, adjusted to reflect the Exchange Ratio.

     Completion of the merger is subject to several conditions, including approval by Biogen’s stockholders, approval by IDEC’s stockholders of the issuance of IDEC shares in the merger and an amendment to IDEC’s certificate of incorporation, effectiveness of IDEC’s Form S-4 registration statement to be filed with the Securities and Exchange Commission, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and clearance under any applicable foreign antitrust laws, and other customary closing conditions.

     The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Amendment of Rights Agreement to Exempt Merger
and Reduce Acquiring Person Ownership Threshold to 10%

     In addition, on June 20, 2003, pursuant to the terms of Biogen’s Rights Agreement, dated May 8, 1999, as amended, Biogen and EquiServe Trust Company, N.A. (“EquiServe”), as Rights Agent, entered into the Second Agreement and Amendment to the Rights Agreement, dated June 20, 2003, between Biogen and EquiServe (the “Rights Agreement Amendment”). The Rights Agreement Amendment, among other things (i) provides that neither the execution and delivery of the Merger Agreement, nor the consummation of the merger or the transactions contemplated by the Merger Agreement, will result in the rights becoming exercisable or in IDEC or its existing and future affiliates and associates being deemed an “Acquiring Person” under the Rights Agreement (generally, a person (other than certain excluded persons) who acquires beyond a certain percentage of beneficial ownership of the Company’s then outstanding common stock, which could result in the rights becoming exercisable), (ii) reduces the beneficial ownership threshold for determining who may be an “Acquiring Person” from 20% of Biogen’s then outstanding common stock to 10%, subject to certain exceptions, and (iii) provides that, in

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general, the outstanding rights may be redeemed by Biogen’s Board of Directors during a 10-business day period following the day it becomes publicly known that a person (other than certain excluded persons) has acquired beneficial ownership of 10% or more the Company’s then outstanding common stock.

     The foregoing summary of the merger and the Merger Agreement is subject to, and qualified in its entirety by, the Merger Agreement and the joint press release, dated June 23, 2003, issued by Biogen and IDEC, attached as exhibits 2.1 and 99.1 respectively, and incorporated herein by reference. The foregoing summary of the Rights Agreement Amendment is subject to, and qualified in its entirety by, the Rights Agreement Amendment attached as Exhibit 4.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit
No.	Exhibit

2.1	Agreement and Plan of Merger, dated June 20, 2003, by and among IDEC Pharmaceuticals Corporation, Bridges Merger Corporation and Biogen, Inc.

4.1	Second Agreement and Amendment to Rights Agreement, dated June 20, 2003, by and between Biogen, Inc. and EquiServe Trust Company, N.A., as rights agent

99.1	Joint Press Release, dated June 23, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN, INC.
(Registrant)

Date: June 23, 2003
/s/ Anne Marie Cook

	By:	Anne Marie Cook
Vice President, Chief Corporate Counsel

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EXHIBIT INDEX

Exhibit
No.	Exhibit

2.1	Agreement and Plan of Merger, dated June 20, 2003, by and among IDEC Pharmaceuticals Corporation, Bridges Merger Corporation and Biogen, Inc.

4.1	Second Agreement and Amendment to Rights Agreement, dated June 20, 2003, by and between Biogen, Inc. and EquiServe Trust Company, N.A., as rights agent

99.1	Joint Press Release, dated June 23, 2003

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